Exhibit 32.1

CERTIFICATION OF
GERHARD E. KURZ, CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. § 1350 AND EXCHANGE ACT RULE 15d-14(b)

     The undersigned, being the Chief Executive Officer of Seabulk Transport, Inc., general partner of Seabulk Trankers, Ltd., general partner of Seabulk America Partnership, Ltd. (the “Partnership”), does hereby certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Form 10-Q”) of the Partnership fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Gerhard E. Kurz Name: Gerhard E. Kurz Date: December 22, 2003